Exhibit 10.1

FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT (this “Amendment”) is made this 9th day of April, 2021 by and among Future FinTech Group Inc., a Florida corporation (the “Company”), Future FinTech (Hong Kong) Limited., a limited company organized under the laws of Hong Kong (“Buyer”), Nice Talent Asset Management Limited, a limited company organized under the laws of Hong Kong (“Nice”), and Joy Rich Enterprises Limited, a limited company organized under the laws of Hong Kong (“Joy Rich” or the “Seller”, collectively with the Company, Buyer and Nice, the “Parties” and, each individually, a “Party”).

WITNESSETH

WHEREAS, the Parties entered into and executed a Share Exchange Agreement dated July 13, 2020 (the “Agreement”);

WHEREAS, the Parties desire to make certain amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of the Agreement. The Parties hereby agree to amend the Agreement as follows:

(A) The section 1.1. (b) of the Agreement shall be deleted in their entirety and replaced with the following:

b. Purchase Price. Whereas, 100% equity interest of Nice have a valuation of HK$189,338,353 as appraised by Greater China Appraisal Limited in February, 2021. The parties agree that a purchase price paid by the Buyer in the aggregate amount of Company Shares equal to HK$144,000,000 (the “Purchase Price”) for 90% of the total issued and outstanding shares of Nice. Sixty percent (60%) of the Purchase Price HK$86,400,000 shall be paid in shares of common stock of the Company to the Seller or its designee who are affiliate of the Seller based on 95% of the closing price of the Company’s common stock listed on Nasdaq Stock Exchange prior to this Amendment (the “Initial Company Shares”). The remaining forty percent (40%) of the Purchase Price shall be paid in accordance with Section 1.1(c) of this Agreement. The Purchase Price will be paid in shares of common stock of the Company to the Seller or its designee who are affiliate of the Seller pursuant to the terms of this Agreement (the “Company Shares”). The amount of Initial Company Shares shall be made to the Seller or its designee in the form of Company Shares no later than thirty (30) calendar days after the Closing Date. The foreign exchange rate between HK$ and US$ shall be 7.7

(B) The section 1.1. (c) of the Agreement shall be deleted in its entirety and replaced with the following:

c. Earn-Out Payments. The Buyer shall pay the remaining forty percent (40%) of Purchase Price in the Company Shares (the “Earn-Out Shares”) to the Seller as follows:

(i) If Nice achieves an Earnings Before Interest and Taxes (the “EBIT”) of HK$14,000,000 (the “2021 EBIT Goal”), as evidenced on the 2021 audited financial statements of Nice for fiscal year ended December 31, 2021 audited by the auditor of the Company, the Buyer shall pay the Seller or its designee who is an affiliate of the Seller 20% of the Purchase Price HK$28,800,000 in shares of common stock of the Company as calculated on: (1)95% of the closing price of the Company’s common stock listed on Nasdaq Stock Exchange prior to this Amendment ; and (2) the exchange rate shall be $1: HK$7.7 (the “2021 Earn-Out Shares”).

(ii) If Nice achieves an EBIT of HK$20,000,000 (the “2022 EBIT Goal”), as evidenced on the 2022 audited financial statements of Nice for fiscal year ended December 31, 2022 audited by the auditor of the Company, the Buyer shall pay the Seller or its designee who is an affiliate of the Seller the final 20% of the Purchase Price HK$28,800,000 in Company Shares as calculated on: (1) 95% of the closing price of the Company’s common stock listed on Nasdaq Stock Exchange prior to this Amendment ; and (2) the exchange rate shall be $1:HK$7.7 (the “2022 Earn-Out Shares”).

(iii) If Nice achieves lower than EBIT Goal for a given year, the shortfall between EBIT Goal for that year and the actual EBIT for that corresponding year shall be the EBIT Shortfall (the “EBIT Shortfall”). If an EBIT Shortfall occurs for a given year, the amount of such year’s Earn-Out Shares shall still be issued in full to the Seller or its designee who are affiliate of the Seller in accordance with Section 1.1(c)(i) or (ii)of this Agreement for that given year, but an EBIT Shortfall Fee that equals to 10 (ten) times of the EBIT Shortfall amount (the “EBIT Shortfall Fee”) shall be paid in cash by the Seller to the Buyer, before the Earn-Out Shares for that year are issued to the Seller or its designee. Under no circumstances shall the Buyer or the Company be entitled to request for any return of Company Shares previously already issued to the Seller or its designee.

(iv) The amount of Company Shares to be issued pursuant to subsections (i) and (ii) shall be referred to as “Earn-Out Payments”. The Earn-Out Payments, if required pursuant to the term of this Agreement, shall be made to the Seller or its designee in the form of Company Shares no later than thirty (30) calendar days (referred as an “Earn-Out Payment Date”) after the end of fiscal year’s audited financial statements are delivered to the Company. Notwithstanding anything contained herein to the contrary, if the issuance of any Earn-Out Shares could cause the total number of Company Shares exceeding 19.99% of the outstanding number of shares of common stock of the Company on the date of such issuance (the “19.99% Limit”), the amount of purchase price that exceeds the 19.99% Limit shall be paid from the Buyer to the Seller in cash in U.S. Dollar pursuant to the exchange rate specified under this section 1.1(c)(i) accordingly.

(C) The section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

Section 1.2 Closing. The closing of the Share Exchange Transaction (the “Closing”) shall take place at 10:00 a.m. EST on the business day after this Agreement has been executed by the Seller, Nice, the Buyer and the Company, and the last condition listed in Article VII and Article VIII has been fulfilled or waived, or at such other time and date as the parties shall agree in writing (the “Closing Date”), but no later than December 31, 2021. The Seller shall deliver to the Buyer within five (5) business days after the Closing, the original stock certificates representing the Nice Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration for the Nice Shares, the Company shall issue the Initial Company Shares to the Seller, as detailed on Exhibit A hereto.

(D) The section 7.6 of the Agreement shall be deleted in its entirety and replaced with the following:

Section 7.6 Conditions Precedent If the condition referred in Section 7.3 (approval of substantial share application of the Buyer and the Company by the Securities and Futures Commission of Hong Kong) has not been fulfilled on or before December 31, 2021, or such later date as the Seller, Nice, the Company and the Buyer may agree in writing, this Share Exchange Agreement shall cease to be effective and thereafter neither party shall have any obligations and liabilities towards each other thereunder save for any antecedent breaches of the terms thereof.

(E) The address for the Company, Buyer and its counsel under section 10.5 of the Agreement shall be deleted in its entirety and replaced with the following:

If to the Buyer, to:

Future Fintech (Hong Kong) Limited

Americas Tower, 1177 Avenue of The Americas,

Suite 5100, New York, NY 10036

Tel:+1-888-622-1218

Attn: Shanchun Huang

If to the Company, to:

Future Fintech Group Inc.

Americas Tower, 1177 Avenue of The Americas,

Suite 5100, New York, NY 10036

Tel:+1-888-622-1218

Attn: Shanchun Huang, Chief Executive Officer

with a copy (not constituting notice) to:

FisherBroyles, LLP

1200 G Street, NW

Suite 800

Washington, D.C. 20005

Attn: Jeffrey Li

(F) The Exhibit A of the Agreement shall be deleted in its entirety and replaced with the following:

Seller	Shares of Nice to be delivered to Buyer	Initial Company Shares of the Company to be issued to Seller on the Closing Date	2021 Earn-Out Shares	2022 Earn-Out Shares
JOY RICH ENTERPRISES LIMITED	162	2,244,156	748,052	748,052
Total	162	3,740,260

The 95% of closing price of the Company’s common stock listed on Nasdaq Stock Exchange prior to this Amendment is at $ 5.00

Exchange between US$ and HK$ shall be 1:7.7

2. Effect of Amendment. Except as expressly set forth herein, all terms of the Agreement remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of the parties thereto.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without respect to any principles of conflict of law.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Share Exchange Agreement as of the date first above written.

FUTURE FINTECH GROUP INC.

By:	/s/ Shanchun Huang
Name:	Shanchun Huang
Title:	CEO

FUTURE FINTECH (HONG KONG) LIMITED

By:	/s/ Li Ying
Name:	Li Ying
Title:	Director

NICE TALENT ASSET MANAGEMENT LIMITED

By:	/s/ Chan Siu Kei
Name:	Chan Siu Kei
Title:	Director

JOY RICH ENTERPRISES LIMITED

Signature:	/s/ You Wing Hei
Name:	Yiu Wing Hei
By:
Its: